UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 5, 2007

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 400

Bellevue, WA 98006

(Address of principal executive offices)

(425) 373-0171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “SCOLR Pharma” refer to SCOLR Pharma, Inc., a Delaware corporation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our board of directors, upon the recommendation of its nominating and corporate governance committee, appointed Jeffrey B. Reich and Gregory L. Weaver as directors, effective October 5, 2007, to serve until the 2008 annual meeting of our stockholders and until their successors are duly elected and qualified.

Jeffrey B. Reich, M.D., has more than 25 years of experience in the healthcare field and is a Vice President at the investment advisory firm of Cramer Rosenthal McGlynn, LLC. He serves as a senior research healthcare analyst in the firm’s investment group. Prior to Cramer Rosenthal McGlynn, LLC, Dr. Reich was a portfolio manager/senior analyst and principal at Merlin Bio Med Group. Dr. Reich also serves on the board of directors of Neurologix, Inc., a development-stage company engaged in the research and development of proprietary treatments for disorders of the central nervous system utilizing gene therapies.

Gregory Weaver is chief financial officer of Talyst, Inc., a leading provider of pharmacy automation solutions to hospitals and other centralized pharmacies. Mr. Weaver also serves on the board of directors and as chairman of the audit committee of Celsion Corporation, a clinical stage oncology company. Prior to joining Talyst, Mr. Weaver served as senior vice president and chief financial officer of Sirna Therapeutics, Inc., a San Francisco biotechnology company acquired by Merck & Co., Inc. in 2006. Prior to that, Mr. Weaver was vice president, chief financial officer and secretary of Nastech Pharmaceutical Company Inc., a drug delivery company focused on intranasally delivered products and technologies.

In accordance with our compensation policy for non-employee directors, we granted stock options to purchase 44,167 shares of our common stock under our 2004 Equity Incentive Plan to each of Dr. Reich and Mr. Weaver. The options have an exercise price of $3.18 per share, which represents the closing price per share of our common stock as reported on the American Stock Exchange on the last trading day prior to the effective date of the grant. The options become exercisable in 36 equal monthly installments with respect to 32,500 shares of common stock issued to each of Dr. Reich and Mr. Weaver, if still serving as a director at such time, and become exercisable in eight equal monthly installments with respect to 11,667 shares of common stock based on continued service as director. The options will become immediately exercisable in the event of a change in control and are exercisable for a period of 24 months following termination of service.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	SCOLR Pharma, Inc. press release, dated October 8, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: October 11, 2007	By:	/s/ Daniel O. Wilds
Daniel O. Wilds
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	SCOLR Pharma, Inc. press release dated October 8, 2007

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